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                                  Exhibit 2.3
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                       MUTUAL TERMINATION AGREEMENT AND

               AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


     This MUTUAL TERMINATION AGREEMENT AND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of May 17, 2001, between Palm, Inc., a Delaware corporation ("Parent") and Extended Systems Incorporated, a Delaware corporation (the "Company"). Parent and Company are collectively referred to herein as the "Parties" and each individually as a "Party." Unless defined herein, capitalized terms have the meaning given them in the Merger Agreement (as defined below).

     A.   RECITALS
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     A.   Parent and the Company are parties to that certain Agreement and Plan of Reorganization dated as of March 6, 2001 (the "Merger Agreement") pursuant to which it was contemplated that the Company would be merged with and into Parent.

     B. Contemporaneously with the execution of the Merger Agreement, Parent, Company and certain affiliate stockholders of the Company entered into (i) a Stock Option Agreement, (ii) Company Voting Agreements, and (iii) Affiliate Agreements (collectively, the "Ancillary Agreements").

     C. Section 7.1 (a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent duly authorized by the Boards of Directors of Parent and the Company.

     D. Each of Parent and the Company have determined to terminate the Merger Agreement and each of the Ancillary Agreements as provided herein.

     B.   AGREEMENT
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          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

          1.   Amendment of Section 7.1(a) of the Merger Agreement. Section
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7.1(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

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          "(a) by mutual written consent duly authorized and executed by each of
Parent and the Company;"


          2.   Termination of Merger Agreement. The Parties agree that,
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effective immediately, (i) the Merger Agreement is hereby terminated pursuant to
Section 7.1(a) of the Merger Agreement, with the effect set forth in Section 7.2 of the Merger Agreement, and (ii) the Ancillary Agreements are hereby terminated, and none of such Ancillary Agreements will be of any further force or effect.

          3.   Publicity. The Parties will issue a mutually agreed upon joint
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press release (the "Initial Release") upon the signing of this Agreement with respect to this Agreement and the termination of the Merger Agreement and the Ancillary Agreements. Except as required by law or applicable listing agreement, no other press release shall be issued regarding the termination of the Merger Agreement by either Parent or the Company without the prior written consent of the other. Notwithstanding the foregoing, the Parties will be permitted to make reference to the matters addressed in this Agreement in other press releases, provided that such references are consistent in substance with the Initial Release.

          4.   Amendment. This Agreement may be amended, supplemented or
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modified only by a written instrument duly executed by or on behalf of each
Party hereto.

          5.   Entire Agreement. This Agreement supercedes all prior
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discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties with respect to the subject matter hereof.

          6.   Governing Law. This Agreement shall be governed by and construed
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in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          7.   Counterparts. This Agreement may be executed in one or more
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counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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          IN WITNESS WHEREOF, Parent and the Company have caused this Mutual
Termination Agreement and Amendment to Agreement and Plan of Reorganization to be duly executed as of the date first above written by their respective officers duly authorized.



                                               PALM, INC.


                                               By:  /s/ Carl J. Yankowski
                                                  ------------------------------
                                                  Carl J. Yankowski
                                                  Chief Executive Officer


                                               EXTENDED SYSTEMS INCORPORATED


                                               By:  /s/ Steven D. Simpson
                                                  ------------------------------
                                                  Steven D. Simpson
                                                  President and Chief Executive
                                                  Officer

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